As filed with the Securities and Exchange Commission on May 8, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	98-0371344
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
(713) 693-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Burt M. Martin
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
(713) 693-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4323

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of	Amount	Maximum	Maximum	Amount of
Securities to be	to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Shares, U.S. $1.00 par value	(1)	(1)	(1)	(1)

(1)	An indeterminate number of Common Shares to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reference on Rule 456(b) and Rule 457(r). The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant’s common stock that may become issuable as a result of any stock splits, stock dividends or similar events.

PROSPECTUS
Weatherford International Ltd.
Common Shares

     Certain selling shareholders may offer and sell our common shares from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any common shares are offered pursuant to this prospectus, the selling shareholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the name of each selling shareholder and the number of our common shares to be sold by such selling shareholder. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our common shares unless accompanied by a prospectus supplement.
     Our common shares may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Our common shares offered by this prospectus and the prospectus supplement may be offered by the selling shareholders directly to investors or to or through underwriters, dealers or other agents.
     We do not know when or in what amounts a selling shareholder may offer our common shares for sale. The selling shareholders may sell all, some or none of our common shares offered by this prospectus. We will not receive any of the proceeds from the sale of our common shares sold by the selling shareholders.
     Our common shares are listed for trading on the New York Stock Exchange under the symbol “WFT.”
     Our principal executive offices are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, and our telephone number at that address is (713) 693-4000. Our principal website is located at www.weatherford.com. Information on our website does not constitute part of this prospectus.
     Investing in our common shares involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2008.

Prospectus
ABOUT THIS PROSPECTUS
     This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Weatherford International Ltd., 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Corporate Secretary, (713) 693-4000.
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, one or more of the selling shareholders to be named in a prospectus supplement may offer and sell, from time to time, our common shares. The selling shareholders will also be required to provide a prospectus supplement containing specific information about the selling shareholders and the terms on which they are offering and selling our common shares. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.
     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.
     The selling shareholders may only offer to sell, and seek offers to buy, our common shares in jurisdictions where offers and sales are permitted.
     In this prospectus, unless otherwise expressly set forth or as the context otherwise indicates, the terms Weatherford, the Company, “we,” “our” and “us” refer to Weatherford International Ltd., a Bermuda exempted company, and its subsidiaries.

FORWARD-LOOKING STATEMENTS
     This prospectus includes, and any accompanying prospectus supplement may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995 about us. All statements other than statements of historical fact included in this prospectus or any prospectus supplement are forward-looking statements. Forward-looking statements may be found in this document regarding the financial position, business strategy, possible or assumed future results of operations, and other plans and objectives for our future operations. Except for our obligation to disclose material information under U.S. federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this prospectus or any prospectus supplement, or to report the occurrence of unanticipated events.
     Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will,” “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” and elsewhere in this document, could affect the future results of our industry in general, and us in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements.
     From time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to publicly update or revise any forward-looking events or circumstances that may arise after the date of this prospectus. The following sets forth the various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, the following:
     • A downturn in market conditions could affect projected results. Any material changes in oil and natural gas supply and demand, oil and natural gas prices, rig count or other market trends would affect our results and would likely affect the forward-looking information we provided. The oil and natural gas industry is extremely volatile and subject to change based on political and economic factors outside our control. In recent years, worldwide drilling activity increased; however, if an extended regional and/or worldwide recession were to occur, it would result in lower demand and lower prices for oil and natural gas, which would adversely affect drilling and production activity and therefore would affect our revenues and income. We have assumed increases in worldwide demand will continue throughout 2008.
     • Availability of a skilled workforce could affect our projected results. Due to the high activity in the exploration and production and oilfield service industries there is an increasing shortage of available skilled labor, particularly in our high-growth regions. Our forward-looking statements assume we will be able to recruit and maintain a sufficient skilled workforce for activity levels.
     • Increases in the prices and availability of our raw materials could affect our results of operations. We use large amounts of raw materials for manufacturing our products. The price of these raw materials has a significant impact on our cost of producing products for sale or producing fixed assets used in our business. We have assumed that the prices of our raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw materials costs through our supply chain initiatives or by passing through these increases to our customers, our margins and results of operations could be adversely affected.
     • Our long-term growth depends upon technological innovation and commercialization. Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to develop our products and services, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology through leverage of our worldwide infrastructure. The key to our success will be our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to controlled pressure drilling and testing systems, expandable solid tubulars, expandable sand screens and intelligent well completion. Our forward-looking statements have assumed successful commercialization of, and above-average growth from, these new products and services.

     • Nonrealization of expected benefits from our 2002 corporate reincorporation could affect our projected results. We are incorporated in Bermuda and we operate through our various subsidiaries in numerous countries throughout the world including the United States. Consequently, we are subject to changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the U.S., Bermuda or jurisdictions in which we or any of our subsidiaries operates or is resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions.
     • Nonrealization of expected benefits from our acquisitions could affect our projected results. We expect to gain certain business, financial and strategic advantages as a result of business acquisitions we undertake, including synergies and operating efficiencies. Our forward-looking statements assume that we will successfully integrate our business acquisitions and realize the benefits of that. An inability to realize expected strategic advantages as a result of the acquisition, would negatively affect the anticipated benefits of the acquisition.
     • The cyclical nature of or a prolonged downturn in our industry could affect the carrying value of our goodwill. As of March 31, 2008, we had approximately $3.4 billion of goodwill. Our estimates of the value of our goodwill could be reduced in the future as a result of various factors, some of which are beyond our control. Any reduction in the value of our goodwill may result in an impairment charge and therefore adversely affect our results.
     • Currency fluctuations could have a material adverse financial impact on our business. A material change in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from future fluctuations in currency exchange rates.
     • Adverse weather conditions in certain regions could adversely affect our operations. In the summer of 2005, the Gulf of Mexico suffered several significant hurricanes. These hurricanes and associated hurricane threats reduced the number of days on which we and our customers could operate, which resulted in lower revenues than we otherwise would have achieved. In parts of 2006, and particularly in the second quarter of 2007, climatic conditions in Canada were not as favorable to drilling as we anticipated, which limited our results in that region. Similarly, unfavorable weather in Russia and in the North Sea could reduce our operations and revenues from those areas during the relevant period. Our forward-looking statements assume weather patterns in our primary areas of operations will be conducive to our operations.
     • Political disturbances, war, or terrorist attacks and changes in global trade policies could adversely impact our operations. We have assumed there will be no material political disturbances or terrorist attacks and there will be no material changes in global trade policies. Any further military action undertaken by the U.S. or other countries could adversely affect our results of operations.
     • U.S. Government and internal investigations could affect our results of operations. We are currently involved in government and internal investigations involving various of our operations. These investigations are ongoing, and we cannot anticipate the timing, outcome or possible impact of these investigations, financial or otherwise. The governmental agencies involved in these investigations have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trading sanctions laws, the Foreign Corrupt Practices Act and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several public corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases multi-million dollar fines and other penalties and sanctions. Under trading sanctions laws, the Department of Justice (“DOJ”) may also seek to impose modifications to business practices, including immediate cessation of all business activities in sanctioned countries, and modifications to compliance programs, which may increase compliance costs. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations. Additionally, during the three months ended March 31, 2008, we incurred $51 million for costs incurred in connection with our exit from sanctioned countries and $8 million in connection with complying with these on-going investigations. We will have additional charges related to these matters in future periods, which costs may include labor claims, contractual claims, penalties assessed by customers, and costs, fines, taxes and penalties assessed by the local governments, but we cannot quantify those charges or be certain of the timing of them.
     All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by such factors. Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information with respect to these factors, see “Where You Can Find More Information” above.

THE COMPANY
     We are one of the world’s leading providers of equipment and services used for the drilling, completion and production of oil and natural gas wells. We were originally incorporated in Delaware in 1972, and as a result of our corporate reorganization in 2002, are now incorporated in Bermuda. Many of our businesses have been operating for more than 50 years.
     We operate in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world.
RISK FACTORS
     There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which are incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
USE OF PROCEEDS
     The selling shareholders will receive all of the proceeds from the sale of our common shares offered by this prospectus. We will not receive any of the proceeds from the sale of our common shares offered hereby.
SELLING SHAREHOLDERS
     The selling shareholders will be named in the accompanying prospectus supplement, along with information regarding the beneficial ownership of our common shares by such selling shareholders as of the date of the prospectus supplement, the number of shares being offered by such selling shareholders and the number of shares beneficially owned by such selling shareholders after the applicable offering. We will not receive any proceeds from the sale of our common shares by the selling shareholders.

PLAN OF DISTRIBUTION
     The selling shareholders, or their pledgees, donees, transferees, or any of their successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common shares;

•	through the distribution of the securities by any selling shareholder to its partners, members or shareholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.
     For example, the selling shareholders may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     From time to time, one or more of the selling shareholders may charge, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The chargees, pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. As and when a selling shareholder takes such actions, the number of securities offered under this prospectus on behalf of such selling shareholder will decrease. The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged.
     A selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the securities offered under this prospectus may be used to cover short sales. A selling shareholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-

dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan the securities offered hereby to a broker-dealer, and the broker-dealer may sell the loaned securities pursuant to this prospectus.
     A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
     To the extent required under the Securities Act, the aggregate amount of selling shareholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
     The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We have agreed to indemnify in certain circumstances certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
     Certain of the securities offered hereby were originally issued to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time.
     We will not receive any proceeds from sales of any securities by the selling shareholders. We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.
DESCRIPTION OF SHARE CAPITAL
     For a full description of our common shares please see the documents identified in the section “Where You Can Find More Information” in this prospectus.
LEGAL MATTERS
     The validity of the common shares offered by this prospectus will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman.

EXPERTS
     The consolidated financial statements of Weatherford International Ltd. appearing in Weatherford International Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the financial statement schedule appearing therein), and the effectiveness of Weatherford International Ltd.’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common shares offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31339). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our web site at http://www.weatherford.com. Information on our website is not incorporated by reference in this prospectus. You may also read and copy at prescribed rates any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.
     Our common shares are listed on the New York Stock Exchange under the symbol “WFT.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.
     The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed), and any amendments thereto:
•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2008;

•	our current reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on February 8, 2008, March 6, 2008, March 18, 2008, March 25, 2008 and April 21, 2008; and

•	the description of our common shares, $1.00 par value, contained in our Registration Statement on Form 8-A filed with the SEC on May 24, 2002 (File No. 001-31339), including any amendment or report filed for the purpose of updating such description.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:
Weatherford International Ltd.
Attention: Investor Relations
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
(713) 693-4000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     Expenses payable by the Company in connection with the sale of the common shares being registered, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$(1)
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	5,000
Miscellaneous	10,000

Total	$(1)

(1)	Deferred in reference upon Rule 456(b) and Rule 457(r).
Item 15. Indemnification of Directors and Officers.
     Weatherford International Ltd. is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. A company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.
     We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.
     Furthermore, we have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify our officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that we must pay all reasonable expenses incurred in advance of a final disposition. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., constitute two of the eight members of the Board of Directors of Weatherford. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford, are to be indemnified by Lehman Brothers and Lehman Brothers Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of Weatherford at the request of Lehman Brothers and Lehman Brothers Holdings.
     Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any of our officers or directors in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities, which they may incur in their capacity as directors pursuant to insurance maintained by Lehman Brothers Holdings.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
4.1	Memorandum of Association of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.2	Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.3	Certificate of Assistant Secretary as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).

4.4	Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

5.1	Opinion of Conyers Dill & Pearman.

5.2	Opinion of Conyers Dill & Pearman.

23.1	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.2 hereto).

24.1	Powers of Attorney (set forth on the signature pages hereof).
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, That:
     Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2008.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant, who have not previously done so, hereby constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done. Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on May 8, 2008.

Signature	Title

/s/ Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director
Bernard J. Duroc-Danner	(Principal Executive Officer)

/s/ Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Andrew P. Becnel

/s/ Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)
Jessica Abarca

/s/ Nicholas F. Brady	Director
Nicholas F. Brady

/s/ David J. Butters	Director
David J. Butters

/s/ Sheldon B. Lubar	Director
Sheldon B. Lubar

/s/ William E. Macaulay	Director
William E. Macaulay

/s/ Robert B. Millard	Director
Robert B. Millard

/s/ Robert K. Moses, Jr.	Director
Robert K. Moses, Jr.

/s/ Robert A. Rayne	Director
Robert A. Rayne

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Memorandum of Association of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.2	Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.3	Certificate of Assistant Secretary as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).

4.4	Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

5.1	Opinion of Conyers Dill & Pearman.

5.2	Opinion of Conyers Dill & Pearman.

23.1	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.2 hereto).

24.1	Powers of Attorney (set forth on the signature pages hereof).